Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of World Heart Corporation of our report dated March 3, 2006 relating to the financial statements included in the 2005 Annual Report on Form 10-KSB which is incorporated by reference in this Form S-8.

PricewaterhouseCoopers LLP

April 12, 2006

Ottawa, Canada